Exhibit 24

POWER OF ATTORNEY

Each of the undersigned, acting in the capacity or capacities stated next to their respective names below, constitute and appoint CHRISTOPHER J. KLEIN and ROBERT K. BIGGART, and each of them severally, as his or her true and lawful attorney-in-fact and agent, with full power of substitution, to sign for and in the name of the undersigned in the capacities indicated below, the Annual Report on Form 10-K of Fortune Brands Home & Security, Inc. for the fiscal year ended December 31, 2014, and any and all amendments thereto, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Christopher J. Klein	Chief Executive Officer and Director (principal executive officer)	February 24, 2015
Christopher J. Klein

/s/ E. Lee Wyatt, Jr.	Senior Vice President and	February 24, 2015
E. Lee Wyatt, Jr.	Chief Financial Officer (principal financial officer)

/s/ Danny Luburic	Vice President and	February 24, 2015
Danny Luburic	Corporate Controller (principal accounting officer)

/s/ Richard A. Goldstein	Director	February 24, 2015
Richard A. Goldstein

/s/ Ann F. Hackett	Director	February 24, 2015
Ann F. Hackett

/s/ A. D. David Mackay	Director	February 24, 2015
A. D. David Mackay

/s/ John G. Morikis	Director	February 24, 2015
John G. Morikis

/s/ David M. Thomas	Director	February 24, 2015
David M. Thomas

/s/ Ronald V. Waters, III	Director	February 24, 2015
Ronald V. Waters, III

/s/ Norman H. Wesley	Director	February 24, 2015
Norman H. Wesley